Exhibit 15.8

Level 15/300 Adelaide Street Brisbane QLD 4000
GPO Box 2207 Brisbane QLD 4001
Telephone (+61 7) 3231 3800
Facsimile (+61 7) 3211 9815
Email: brisbane@snowdengroup.com
www.snowdengroup.com
Perth, Brisbane, Vancouver, Johannesburg, London
8 May 2008
Companhia Vale do Rio Doce
Avenida Graça Aranha, 26
20005-900 Rio de Janeiro, RJ
Brasil
Ladies and Gentlemen:
Snowden Mining Industry Consultants Pty Ltd (“Snowden”) hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“Vale”) for the year ended December 31, 2007 (the “2007 20-F”) in reference to Snowden’s preparation of estimates of Vale’s Moatize coal reserves. Snowden has reported the reserves, under the South African Code for Reporting of Mineral Resources and Mineral Reserves (SAMREC Code), as per a letter to Vale dated 22 December 2006. Snowden also consents to the incorporation by reference of the 2007 20-F into (a) the Registration Statement on Form F-3 of Vale (File No. 333-138617) and Vale Overseas Limited (File No. 333-138617-01) and (b) the Registration Statement on Form F-3 of Vale (File No. 333-143857) and Vale Capital Limited (File No. 333-143857-01), in each case including all amendments thereto.
Yours faithfully,
Snowden
/s/ Kevin J Irving
FAusIMM, FIMMM, CEng, MBA (Open), BSc (Hons)